As filed with the Securities and Exchange Commission on February 7, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 7, 2025
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 North Tryon Street
Charlotte, North Carolina 28255
(Address of principal executive offices)
(704) 386-5681
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BAC	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series E	BAC PrE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.000% Non-Cumulative Preferred Stock, Series GG	BAC PrB	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.875% Non-Cumulative Preferred Stock, Series HH	BAC PrK	New York Stock Exchange
7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L	BAC PrL	New York Stock Exchange
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrG	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 1
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrH	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 2
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrJ	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 4
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrL	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 5
Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIII (and the guarantee related thereto)	BAC/PF	New York Stock Exchange
5.63% Fixed to Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIV (and the guarantee related thereto)	BAC/PG	New York Stock Exchange
Income Capital Obligation Notes initially due December 15, 2066 of Bank of America Corporation	MER PrK	New York Stock Exchange
Senior Medium-Term Notes, Series A, Step Up Callable Notes, due	BAC/31B	New York Stock Exchange
November 28, 2031 of BofA Finance LLC (and the guarantee of the
Registrant with respect thereto)
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series KK	BAC PrM	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.000% Non-Cumulative Preferred Stock, Series LL	BAC PrN	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.375% Non-Cumulative Preferred Stock, Series NN	BAC PrO	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.125% Non-Cumulative Preferred Stock, Series PP	BAC PrP	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.250% Non-Cumulative Preferred Stock, Series QQ	BAC PrQ	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.750% Non-Cumulative Preferred Stock, Series SS	BAC PrS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 8.01.     Other Events.

Bank of America Corporation (“Bank of America” or the “Company”) today announced that its Board of Directors (the “Board”) approved 2024 total compensation for Chair and Chief Executive Officer Brian T. Moynihan of $35,000,000, compared to 2023 total compensation of $29,000,000.

In determining this compensation, the independent members of the Board acknowledged the Company’s continued success delivering Responsible Growth in 2024 and Mr. Moynihan’s leadership. The Company earned $27.1 billion in net income and saw its share price improve 30% during the year. The Company’s 2024 performance was an important foundational year characterized by strong organic growth across all businesses, including a mid-year inflection and return to growth in net interest income complementing strong fee businesses growth. Credit costs stabilized helping the Company to produce strong earnings and return more capital to shareholders than in 2023. Organic loan and deposit growth outpaced industry averages. The increase in the Company’s common stock price grew the Company’s market capitalization by nearly $70 billion from December 31, 2023, to December 31, 2024.

Shareholders. The Company’s 2024 net income of $27.1 billion grew 2% from 2023. These results were aided by revenue growth of 3% from 2023, to nearly $102 billion, and expense discipline, with expense growth of 1% from 2023. That growth included an increase in investments for the future of the franchise as the Company expanded its retail footprint into new areas of the U.S., increased new initiative spending for technology and hired more bankers and advisors in the Global Banking and Wealth Management businesses. The Company’s balance sheet remained a source of strength, with approximately $296 billion in shareholders’ equity and average liquidity levels of $953 billion for the fourth quarter of 2024. Book value per share improved 7% during 2024. The strength of the balance sheet allowed the Company to return $21 billion to shareholders in 2024, through dividends and common stock repurchases, an increase of 75% from 2023.

Clients. The Company supported client growth in 2024 with credit, capital and liquidity. This drove $42 billion in loan growth to more than $1.095 trillion at year-end. In Consumer and Wealth Management, the Company managed $6.0 trillion in balances across loans, deposits and investment balances. In total the Company had approximately $66 billion in net wealth flows in 2024. In 2024 the Company added a record one million net new consumer checking accounts with 24 consecutive quarters of growth. The Company’s Wealth Management businesses added 24,000 net new relationships in 2024, and opened nearly 115,000 new bank accounts for investment clients. Additionally, Global Markets achieved record full year sales and trading revenue by extending its quarterly year-over-year sales and trading growth to 11 quarters. Global Banking gained share in Investment Banking fees in 2024, and maintained its #3 investment banking fee ranking. The Company also had strong client adoption and engagement across its digital platforms in 2024, with 14 billion logins.

Employees and Local Markets. The Company continued to invest in being a great place to work in 2024 and experienced stable turnover of 8%. The Company raised the minimum hourly rate of pay for U.S. teammates to $24/hour continuing its commitment to increase that rate to $25/hour by 2025. Additionally, the Company recently announced the eighth year of Sharing Success awards, with approximately 97% of employees receiving an award, mostly in Company common stock to align employees’ interests with shareholders. The Company also continued to share success with the communities it serves and in 2024, provided more than $290 million in philanthropic investments and over the course of 2024, employees volunteered more than 2.5 million hours in local communities.

Compensation Structure. Mr. Moynihan’s compensation structure remains consistent with the structure over the prior 12 years, and is composed of base salary, and equity incentive consisting of time-based restricted stock units (“RSUs”) and performance RSUs. Mr. Moynihan’s annual base salary remains unchanged at $1.5 million. The aggregate value of his 2024 equity incentive awarded by the Board is $33.5 million. Consistent with prior years, there is no cash bonus. The equity incentive is comprised 30% of cash-settled RSUs that will vest over the next 12 months, 20% of stock-settled RSUs that will vest annually over the next four years, and 50% of stock-settled performance RSUs that will be re-earned only if Bank of America’s future financial performance meets specific standards. All of Mr. Moynihan’s 2024 equity incentive awards are subject to the Company’s stock ownership and retention requirements and the Company’s cancellation and clawback policies.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Dated: February 7, 2025